UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                August 23, 2005, August 16, 2005


                               Pipeline Data Inc.


             (Exact name of registrant as specified in its charter)


            DELAWARE                  333-79831                13-3953764

State or other jurisdiction of   (Registration No.)          (IRS Employer
 incorporation or organization                            Identification No.)


             1599 Washington Street, Braintree, Massachusetts 02184
                    (Address of principal executive offices)

                                 (800) 932-5708
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Pipeline Data Inc. entered into a merger agreement to acquire World Products, Inc. d.b.a. "AIRCHARGE." AIRCHARGE on August 15, 2005. Under the terms of the agreement, Pipeline will acquire AIRCHARGE for $200,000 in cash, $525,000 in the form of a promissory note and 900,000 shares of Pipeline Data common stock. An additional one million shares of Pipeline Data common stock will be granted subject to performance incentives. Pipeline is required to close the transaction by September 30th of this year. Pipeline will retain AIRCHARGE's senior management team of Rich Hoffman and Bob Wallace, pursuant to written employment agreements.

     The information in this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Pipeline Data Inc,

Dated: August 23, 2005                       By: /s/ MacAllister Smith

                                             ------------------------
                                             MacAllister Smith
                                             Chief Executive Officer